Exhibit 99.1

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Polymer Group, Inc
4055 Faber Place Dr.
Suite 201
N. Charleston, SC 29405
www.polymergroupinc.com
843-329-5151

Polymer Group, Inc. Announces New State-of-the-Art Spunmelt Line To Be Installed In Mooresville, North Carolina

For Immediate Release

Tuesday, March 22, 2005

[North Charleston, SC] --- Polymer Group, Inc. (OTC Bulletin Board: POLGA/POLGB) announced it will install a new spunmelt line at its Mooresville, North Carolina facility to meet customer demand for its products in North America, giving PGI the leading hygiene market share in this region.

The company will install a Reifenhauser Reico IV spunmelt line targeted primarily at serving the hygiene and industrial markets of North America.  The company expects construction to begin at the existing site by the end of April 2005 and commercial production is planned for the second quarter of 2006.

This new line will provide customers with high-quality fine denier materials that are softer and lighter than products available from conventional technology and have improved barrier qualities.  Additionally, the line will be capable of proprietary processes and will offer advanced treating systems.  The addition of this line gives PGI’s North American operation the ability to produce material that will satisfy the highest hygiene standards in the industry.

PGI’s chief executive officer, James L. Schaeffer, stated, “We are implementing plans to grow in every major region of the world.  Our strategy to expand in key markets includes both developing and mature regions as opportunities present themselves.  The addition of this line, combined with previously announced expansions in Latin America and Asia, are key initiatives to execute on our global growth strategy and maintain market leadership.”

Mike Hale, PGI’s group vice president for North American nonwovens, added, “PGI has been successful building strong relationships with strategic customers.  As our customers grow, we want to make sure we are growing with them and aligning our capabilities with their needs.  This line will allow us to provide customers with the highest quality material available in the market.”

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 21 manufacturing facilities throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release.  Factors that may cause actual results to differ from those indicated in forward-looking statements can include, but are not limited to, the following: (i) general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; (ii) substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; (iii) information and technological advances; (iv) cost and availability of raw materials, labor and natural and other resources; (v) domestic and foreign competition; (vi) reliance on major customers and suppliers; and (vii) risks resulting from foreign operations.  Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s 2003 Annual Report on Form 10-K and the Form 10-Q for the quarter ended October 2, 2004.

For further information, please contact:

Dennis Norman

Vice President — Strategic Planning & Communication

(843) 329-5151

normand@pginw.com